Exhibit 10.15
TERMINATION AGREEMENT
(Technical Services Agreement)
THIS AGREEMENT made effective as of the 1st day of January, 2006
AMONG:

JMG EXPLORATION, INC., a corporation having an office in Calgary, Alberta (“JMG”)
OF THE FIRST PART
- and -

JED OIL INC., a corporation having an office in Calgary, Alberta (“JED”)
OF THE SECOND PART
WHEREAS:
A.	The parties are the parties to the Technical Services Agreement dated effective January 1, 2004 between JMG and JED; and

B.	the parties desire to enter into this Termination Agreement to provide for the termination of such agreement;
NOW THEREFORE for consideration of $10.00 paid by each party to each other party and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Termination of Agreement
JMG and JED hereby agree that the Technical Services Agreement dated effective January 1, 2004 be terminated effective January 1, 2006.
2.	Enurement
This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors at law and permitted assigns.
IN WITNESS WHEREOF the parties have executed and delivered this Agreement effective as of the date first written above.

	JMG EXPLORATION, INC.		JED OIL INC.

Per:	/s/ Herman S. Hartley	Per:	/s/ Thomas J. Jacobsen
	Herman S. Hartley, President/CEO		Thomas J. Jacobsen, CEO

Per:	/s/ Joanne R. Finnerty	Per:	/s/ Bruce A. Stewart
	Joanne R. Finnerty, CFO		Bruce A. Stewart, Secretary/CFO